EXHIBIT 12

FLORIDA POWER & LIGHT COMPANY AND SUBSIDIARIES
           COMPUTATION OF RATIOS
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                                                                                        Six Months Ended
                                                                                          June 30, 1995
                                                                                     (Thousands of Dollars)


RATIO OF EARNINGS TO FIXED CHARGES
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Earnings, as defined:
  Net income ........................................................................      $273,246
  Income taxes ......................................................................       161,668
  Fixed charges, as below ...........................................................       151,089

    Total earnings, as defined ......................................................      $586,003

Fixed charges, as defined:
  Interest expense ..................................................................      $140,740
  Rental interest factor ............................................................         3,460
  Fixed charges included in nuclear fuel cost .......................................         6,889

    Total fixed charges, as defined .................................................      $151,089

Ratio of earnings to fixed charges ..................................................          3.88




RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Earnings, as defined:
  Net income ........................................................................      $273,246
  Income taxes ......................................................................       161,668
  Fixed charges, as below ...........................................................       151,089

    Total earnings, as defined ......................................................      $586,003

Fixed charges, as defined:
  Interest expense ..................................................................      $140,740
  Rental interest factor ............................................................         3,460
  Fixed charges included in nuclear fuel cost .......................................         6,889

    Total fixed charges, as defined .................................................       151,089

Non-tax deductible preferred stock dividend requirements ............................        21,192
Ratio of income before income taxes to net income ...................................          1.59

Preferred stock dividend requirements before income taxes ...........................        33,695

Combined fixed charges and preferred stock dividend requirements ....................      $184,784

Ratio of earnings to combined fixed charges and preferred stock
    dividend requirements............................................................          3.17
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